Exhibit 2(t)(4)

The information in this Prospectus Supplement is not complete and may be changed. A Registration Statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission. This Prospectus Supplement and the accompanying Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-______

FORM OF PRELIMINARY PROSPECTUS SUPPLEMENT TO BE USED IN CONNECTION WITH OFFERINGS OF
NOTES1
(to Prospectus dated                , 2026)

abrdn Total Dynamic Dividend Fund

Notes

The Fund. abrdn Total Dynamic Dividend Fund (the “Fund”) is a diversified, closed-end management investment company.

Investment Objectives. The Fund's primary investment objective is to seek high current dividend income. The Fund also focuses on long-term growth of capital as a secondary investment objective. There is no assurance that the Fund will achieve its investment objectives. The Fund's investment objectives and some of its investment policies are considered fundamental policies and may not be changed without shareholder approval.

Investment Strategies. The Fund invests at least 80% of its net assets plus amounts borrowed for investment purposes in equity securities, primarily common stocks, issued by domestic and foreign companies whose equity securities are readily traded on an established U.S. or foreign securities market and pay dividends. The Board of Trustees may change this 80% policy on not less than 60 days' notice to shareholders. Under normal circumstances, however, the Fund invests 35-80% of its total assets in the securities of non-U.S. issuers and among the securities of issuers located in approximately 10 to 30 countries.

The Fund may borrow for investment purposes. abrdn Investments Limited (the “Adviser”) currently intends to use leverage through borrowing from a credit facility.

NYSE Listing. The Fund’s Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AGD.” As of                 , the last reported sale price for the Fund’s Common Shares on the NYSE was $         per Common Share, and the net asset value of the Fund’s Common Shares was $         per Common Share, representing a [discount/premium] to net asset value of         %.

Investing in the Fund’s Notes involves certain risks. See “Risk factors” on page [ ] of the accompanying Prospectus and “                        ” on page         of this Prospectus Supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the accompanying Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$	[•]	$	[•]
Underwriting discounts and commissions	$	[•]	$	[•]
Proceeds, before expenses, to the Fund(1)	$	[•]	$	[•]

(1) The aggregate expenses of the offering (excluding underwriting discounts and commissions) are estimated to be $[•].

The Notes will be ready for delivery on or about

This Prospectus Supplement is dated

1	In addition to the sections outlined in this form of prospectus supplement, each prospectus supplement actually used in connection with an offering conducted pursuant to the registration statement to which this form of prospectus supplement is attached will be updated to include such other information as may then be required to be disclosed therein pursuant to applicable law or regulation as in effect as of the date of each such prospectus supplement, including, without limitation, information particular to the terms of each security offered thereby and any related risk factors or tax considerations pertaining thereto. This form of prospectus supplement is intended only to provide a rough approximation of the nature and type of disclosure that may appear in any actual prospectus supplement used for the purposes of offering securities pursuant to the registration statement to which this form of prospectus supplement is attached, and is not intended to and does not contain all of the information that would appear in any such actual prospectus supplement, and should not be used or relied upon in connection with any offer or sale of securities.

You should read this Prospectus Supplement, the accompanying Prospectus and the documents incorporated herein or therein by reference, which contain important information about the Fund that you should know before deciding whether to invest, and retain them for future reference. A Statement of Additional Information, dated                , 2026 (the “SAI”), containing additional information about the Fund, has been filed with the SEC and is incorporated by reference in its entirety into the accompanying Prospectus. This Prospectus Supplement, the accompanying Prospectus and the SAI are part of a “shelf” Registration Statement that the Fund filed with the SEC. This Prospectus Supplement describes the specific details regarding this offering, including the method of distribution. If information in this Prospectus Supplement is inconsistent with the accompanying Prospectus or the SAI, you should rely on this Prospectus Supplement. You may request free copies of the SAI, annual and semi-annual reports to shareholders and other information about the Fund, and make shareholder inquiries, by calling Investor Relations toll-free at 1-800-522-5465 or by writing to the Fund, or you may obtain a copy (and other information regarding the Fund) from the SEC’s website (www.sec.gov). Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at www.aberdeenaod.com. Information contained on the Fund’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

The Fund’s Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

This Prospectus Supplement, the accompanying Prospectus and the SAI contain (or will contain) or incorporate (or will incorporate) by reference “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms with the negative of such terms. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect the Fund’s actual results are the performance of the portfolio of securities the Fund holds, the price at which the Fund’s Securities trade in the public markets and other factors discussed in this Prospectus Supplement, the accompanying Prospectus and the SAI, and in the Fund’s periodic filings with the SEC.

Although the Fund believes that the expectations expressed in the forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in the Fund’s forward-looking statements. Future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in “      ” in this Prospectus Supplement and the “Risk factors” section of this Prospectus. All forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus or in the SAI are made as of the date of this Prospectus Supplement, the accompanying Prospectus or SAI, as the case may be. Except for ongoing obligations under the federal securities laws, the Fund does not intend and is not obligated, to update any forward-looking statement.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not and the underwriters have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement. The Fund’s business, financial condition and results of operations may have changed since that date. The Fund will amend this Prospectus Supplement and the accompanying Prospectus if, during the period that this Prospectus Supplement and the accompanying Prospectus is required to be delivered, there are any subsequent material changes.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

TABLE OF CONTENTS

Page

Prospectus Supplement

Prospectus Supplement Summary	1
Capitalization	2
Use of Proceeds	2
Asset Coverage Ratio	2
Special Characteristics and Risks of the Notes	2
Recent Developments	2
Tax Matters	3
Additional Information	3

Prospectus
About this Prospectus	4
Where you can find more information	5
Incorporation by reference	5
Summary of Fund expenses	6
The Fund at a glance	8
Financial highlights	22
Senior securities	25
The Fund	25
Use of proceeds	25
Description of Common Shares
Investment objectives and policies	26
Risk factors	26
Management of the Fund	26
Legal proceedings	28
Net asset value of Common Shares	28
Distributions	28
Tax matters	28
Closed-end fund structure	30
Dividend reinvestment and optional cash purchase plan	31
Description of capital structure	31
Plan of distribution	43
Custodian, dividend paying agent, transfer agent and registrar	45
Legal opinions	45
Independent registered public accounting firm	45
Additional information	45

PROSPECTUS SUPPLEMENT SUMMARY
This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all the information that you should consider before investing in the Fund’s Series Notes. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus and the Statement of Additional Information, dated , 2026 (the “SAI”), especially the information set forth under the headings “Investment Objectives, Strategies and Policies” and “Risks.”
The Fund	abrdn Total Dynamic Dividend Fund (the “Fund” or “we”) is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund was organized as a statutory trust under the laws of the State of Delaware on October 27, 2006 and commenced operations on January 26, 2007.
Listing and Symbol	The Fund’s Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “AOD.” As of , the last reported sale price for the Fund’s Common Shares on the NYSE was $ per Common Share, and the net asset value of the Fund’s Common Shares was $ per Common Share, representing a [discount/premium] to net asset value of %.
The Offering	Terms of the Notes Offered by the Fund
	Principal Amount	The principal amount of the notes is $ in the aggregate.
	Maturity	The principal amount of the notes will become due and payable on , .
	Interest Rate	The interest rate will be %.
	Frequency of payment	Interest will be paid commencing .
Prepayment Protections [Stock Exchange Listing]
	Rating	It is a condition of issuance that the notes be rated by .
[TO COME]
Risks	See “Risk factors” beginning on page of the accompanying Prospectus for a discussion of factors you should consider carefully before deciding to invest in the Fund’s Notes.
Use of Proceeds

The Fund estimates the net proceeds of the offering to be approximately $ .

The Fund intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus under the heading “Investment objectives and policies.” It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objectives and policies within [•] months after the completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest and operating expenses, although the Fund currently has no intent to issue Securities primarily for these purposes.

1

CAPITALIZATION

[TO COME]

USE OF PROCEEDS

The Fund estimates total net proceeds of the offering to be approximately $[•], based on the public offering price of $[•] per note and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by the Fund.

The Fund intends to invest the net proceeds of the offering in accordance with its investment objectives and policies as stated in the accompanying Prospectus “Investment objectives and policies.” It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objectives and policies within [•] months after the completion of the offering. However, until it is able to do so, the Fund may invest in temporary investments, such as cash, cash equivalents, short-term debt securities or U.S. government securities, which could negatively impact the Fund’s returns during such period.

ASSET COVERAGE RATIO

Under the 1940 Act, the Fund is not permitted to issue debt and/or preferred shares unless immediately after such issuance the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities is at least 200% of the liquidation value of the outstanding debt and preferred shares plus the aggregate amount of any senior securities of the Fund representing indebtedness. In addition, the Fund is not permitted to declare any cash dividend or other distribution on its Common Shares unless, at the time of such declaration, the outstanding debt and preferred shares of the Fund has an asset coverage of at least 200% (determined after deducting the amount of such dividend or other distribution).

In addition, under the 1940 Act, the Fund may not (i) declare any dividend with respect to any debt or preferred shares if, at the time of such declaration (and after giving effect thereto), the Fund’s asset coverage with respect to any of its borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% (or such other percentage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring dividends on its debt and/or preferred shares) or (ii) declare any other distribution on the debt and/or preferred shares or purchase or redeem debt and/or preferred shares if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 300% (or such other percentage as may in the future be specified in or under the 1940 Act as a minimum asset coverage for senior securities representing indebtedness of a closed-end investment company as a condition of declaring distributions, purchases or redemptions of its shares). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include the Fund’s obligations under any borrowings. For purposes of determining the Fund’s asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term “senior security” does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term “senior security” also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of the total assets of the Fund at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.

The Notes and any other forms of senior securities issued by the Fund, in aggregate, are expected to have an initial asset coverage following the date of issuance of such Notes of approximately            %.

SPECIAL CHARACTERISTICS AND RISKS OF THE NOTES

[TO COME]

Recent developments

[TO COME, if any]

2

TAX matters

[TO COME]

UNDERWRITERS

[TO COME]

LEGAL MATTERS

Certain legal matters in connection with the Notes will be passed on for the Fund by Dechert LLP. Certain legal matters will be passed on by                            ,            ,            , as special counsel to the underwriters in connection with the offering of Notes.

ADDITIONAL INFORMATION

This Prospectus Supplement and the accompanying Prospectus constitutes part of a Registration Statement filed by the Fund with the SEC under the Securities Act, and the 1940 Act. This Prospectus Supplement and the accompanying Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Fund and the Notes offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference. The complete Registration Statement may be obtained from the SEC upon payment of the fee prescribed by its rules and regulations or free of charge through the SEC’s website (www.sec.gov).

Free copies of the Fund’s Prospectus, SAI, reports and any incorporated information will also be available from the Fund’s website at www.aberdeenaod.com. Information contained on the Fund’s website is not considered to be a part of, nor incorporated by reference in, this Prospectus Supplement or the accompanying Prospectus.

3

Shares

abrdn Total Dynamic Dividend Fund

Notes

FORM OF

PROSPECTUS
SUPPLEMENT

4